PLEDGE AGREEMENT


This PLEDGE AGREEMENT, together with any amendments, replacements and supplements hereafter entered into (the "Pledge Agreement"), dated as of [ ], 1997, between XCL LTD. (together with its successors and assigns, the "Pledgor"), and Fleet National Bank (together with its successors and assigns, the "Trustee"), is made for the benefit of the Holders. As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture (together with all amendments and supplements thereto, the "Indenture"), dated as of May 20, 1997, among the Pledgor and the Trustee, relating to the Pledgor's 13.50% Senior Secured Notes due May 1, 2004, Series A (the "Discount Notes") and the 13.50% Senior Secured Notes due May 1, 2004, Series B ("Exchange Notes" and, together with the Discount Notes, and the Private Exchange Notes (as defined in the Indenture), the "Notes"), as amended from time to time in accordance with the terms thereof.

                    W I T N E S S E T H:

WHEREAS, the Pledgor has issued $75 million aggregate principal amount of Notes pursuant to the Indenture; and

WHEREAS, the Pledgor is the legal and beneficial owner of the issued and outstanding shares of capital stock set forth on Schedule A attached hereto; and

WHEREAS, the Pledgor, XCL-China Ltd., a British Virgin Islands company wholly owned by the Pledgor and each other Subsidiary identified on Schedule A attached hereto (each a "Subsidiary Guarantor"), have executed and delivered to the Trustee a supplement to the Indenture dated of even date herewith pursuant to which each Subsidiary Guarantor has guaranteed the Company's Obligations under the Indenture and the Notes; and

WHEREAS, in order to secure the payment and performance in full of the Obligations of the Pledgor under the Indenture and the Notes, the parties hereto desire to set forth their mutual understanding and certain agreements regarding the terms and conditions of the pledge of the Pledged Collateral (as defined below) made by the Pledgor to the Trustee for the ratable benefit of the Holders of the Notes.

NOW, THEREFORE, in consideration of the premises and other benefits to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Pledge. As collateral security for the indefeasible payment and performance in full of the Indenture obligations of the Pledgor, the Pledgor hereby pledges, assigns, transfers, sets over and delivers unto the Trustee, and hereby grants unto the Trustee for the ratable benefit of the Holders and unto their respective successors and assigns, a continuing security interest in all of the right, title and interest of the Pledgor in, to and under any and all of the following described property, rights and interests (collectively, the "Pledged Collateral"):

         (a) all of the issued and outstanding shares of Capital Stock identified on Schedule A attached hereto of the Subsidiary Guarantors therein set forth (the "Pledged
Subsidiaries");

         (b) all other shares of Capital Stock or other equity securities issued by the Pledged Subsidiaries now or hereafter owned or acquired by the Pledgor in any manner, and the certificates representing such securities, and any present or future options, warrants or other rights to subscribe for or purchase any property described in Section 1(a) or any notes, bonds, debentures or other evidences of indebtedness that are at any time convertible, exchangeable or exercisable into Capital Stock or other equity securities of the Pledged Subsidiaries or have or at any time could by their terms have voting rights with respect to any matter affecting the Pledged Subsidiaries and all securities, certificates and instruments representing or evidencing ownership of any of the property described in Section 1(a) and Section 1(b) hereof;

         (c) all shares of Capital Stock or other equity securities of any entity issued to the Pledgor if, at the time of issuance, the entity is or as a result of such issuance becomes a Restricted Subsidiary under the Indenture (the property described in Section 1(a), Section 1(b) and
Section 1(c) being referred to herein collectively as the "Pledged Securities");

         (d) any additional property of the kind or type described in this Section 1 required to be supplied under the terms of this Pledge Agreement; and

         (e) all proceeds and products of the Pledged Securities, including without limitation dividends, distributions, cash, instruments and other property or securities, now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities;

TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Trustee for the benefit of the Holders and unto their respective successors and assigns.

     Section 2.     Representations, Warranties and
Covenants of the Pledgor. The Pledgor hereby represents and warrants (as of the date of execution hereof as to the Pledged Collateral existing on such date and as of the date of acquisition as to the Pledged Collateral acquired subsequently), covenants and agrees that:

         (a) The Pledgor is the legal and beneficial owner of the Pledged Collateral, holds the Pledged Collateral free and clear of all Liens (except for the security interest granted hereunder to the Trustee for the ratable benefit of Holders of Notes and except for Liens for taxes not yet payable), and has not made and will not make any other pledge, assignment, mortgage, hypothecation or transfer of the Pledged Collateral.

         (b)     The Pledged Securities have been duly
authorized and validly issued and are fully paid and non-assessable.

         (c)     Upon delivery of physical certificates
evidencing the Pledged Securities to the Trustee, the Trustee will have a perfected first priority security interest in the Pledged Securities, securing the indefeasible payment and performance in full of the Indenture obligations of the Pledgor.

         (d) The Pledgor has the requisite corporate power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and will defend its title thereto against the lawful claims of all persons whomsoever and shall maintain and preserve the security interest granted hereunder with respect to the Pledged Collateral as long as this Pledge Agreement shall remain in full force and effect.

         (e) Neither the execution and delivery of this Pledge Agreement by the Pledgor, the performance by the Pledgor of its obligations hereunder, nor the transactions herein contemplated will violate the Pledgor's Certificate of Incorporation or bylaws, each as currently in effect, violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Pledgor is a party, violate any law, order, rule or regulation applicable to the Pledgor of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Pledgor or its properties, or result in or require the creation or imposition of any Lien (other than the Lien contemplated hereby), upon or with respect to any of the property now owned or hereafter acquired by the Pledgor, which violation or conflict would have a material adverse effect on the financial condition, business, assets or liabilities of the Pledgor and its Subsidiaries, taken as a whole, or on the value of the Pledged Collateral or a material adverse effect on the security interests hereunder; provided, however, that a foreclosure by the Trustee with respect to the Pledged Collateral may result in the triggering of a right of first refusal in Apache Corporation as provided under that certain agreement dated in March, 1994, by and between the Pledgor and Apache Corporation (the "Apache Option") and require the consent of the governmental authorities of the People's Republic of China (the "Chinese Approval Requirement").

         (f) The Pledged Securities include the issued and outstanding shares of Capital Stock of the Pledged Subsidiaries as described in Schedule A attached hereto, and as of the date of execution hereof, except for the Apache Option, there are no outstanding options, warrants or other rights to subscribe for or purchase any property described in Section 1(a) or any notes, bonds, debentures or other evidences of indebtedness that are at any time convertible into capital stock of the Pledged Subsidiaries or have or at any time could by their terms have voting rights with respect to any matters affecting the Pledged Subsidiaries.

         (g) No consent or approval which has not been obtained prior to the date hereof of any other person or entity and no authorization, approval or other action (other than delivery of physical certificates evidencing the Pledged Securities) by, and no notice to or filing with any governmental body (other than UCC filings), regulatory authority or securities exchange, was or is necessary as a condition to the validity of the pledge hereunder of the Pledged Collateral, and such pledge is effective to vest in the Trustee the rights of the Trustee in the Pledged Collateral as set forth herein. Except for the Apache Option and the Chinese Approval Requirement, there are no restrictions on the transferability of any of the Pledged Collateral transferred or delivered by the Pledgor hereunder or, except for restrictions related to federal and state securities laws governing the sale of "restricted stock" or "control stock," with respect to the foreclosure, transfer or disposition thereof by the Trustee.

         (h) The Pledgor shall deliver to the Trustee concurrently with the execution of this Pledge Agreement or, to the extent acquired subsequent to the date of execution hereof, immediately upon the Pledgor's acquisition thereof: all certificates and instruments representing the Pledged Securities, and each other item of Pledged Collateral (including all certificates, instruments and notes representing any such Pledged Collateral). Any and all Pledged Securities delivered to the Trustee shall be accompanied by undated duly executed powers in blank and by such other instruments of transfer or documents as the Trustee may reasonably request. The Trustee shall hold the certificates representing the Pledged Securities delivered to it in its own name or in the name of its nominee, all in form and substance satisfactory to the Trustee. The Pledgor hereby acknowledges that the Trustee may, in its discretion, appoint one or more financial institutions to act as the Trustee's agent in holding in custodial accounts instruments or other financial assets in which the Trustee is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

         (i) The Trustee shall at all times have full and free access during normal business hours to all of the books, correspondence and records of the Pledgor relating to the Pledged Collateral (other than information that is privileged and confidential) and the Trustee and its representatives may examine the same, make abstracts therefrom and make photocopies thereof, and the Pledgor agrees to render to the Trustee, at the Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Trustee with regard thereto.

         (j)     The Pledgor shall not permit any of the
Pledged Subsidiaries or any other entity that is a Restricted Subsidiary under the Indenture to issue any securities of the type required to be pledged hereunder unless such securities are promptly pledged and delivered hereunder to the Trustee in accordance with Section 2(h).

         (k) If, while this Pledge Agreement is in effect, any stock dividend, stock split, reclassification, readjustment, reorganization, merger, consolidation, exchange offer, tender offer or other change in the capital structure, including the creation of any subscription or other rights relating to the Pledged Securities, is declared or made, or proposed to be declared or made, by any of the Pledged Subsidiaries or any other issuer of Pledged Collateral, all substituted and additional securities or interest issued with respect to the Pledged Collateral and evidenced by certificates shall be endorsed in blank by the Pledgor promptly upon receipt thereof or otherwise appropriately transferred to the Trustee in negotiable form, and all certificates or instruments evidencing such securities shall be delivered to the Trustee to be held under the terms of this Pledge Agreement in the same manner as, and as a part of the Pledged Collateral. All Pledged Securities shall be evidenced by one or more certificates. Any securities that may be issued upon exercise of any subscription or other rights relating to the Pledged Securities shall be endorsed in blank and delivered to the Trustee with any necessary powers.

         (l)     The Pledgor shall pay and discharge all
taxes, assessments and governmental charges or levies against any Pledged Collateral prior to delinquency thereof and shall keep all Pledged Collateral free of all unpaid charges whatsoever, unless contested in good faith and appropriate reserves have been set aside in accordance with GAAP.

         (m) The Pledgor has, independently and without reliance on the Trustee or any Holder and based on such documents and information as it deemed appropriate, made its own credit analysis and decision to enter into this Pledge Agreement.

         (n) The Pledgor shall promptly notify the Trustee of any material changes in any fact or circumstance represented or warranted by the Pledgor with respect to any material portion of the Pledged Collateral, of any material impairment of the Pledged Collateral and of any claim, action or proceeding affecting title to all or any of the Pledged Collateral. On or prior to [ ] of each year beginning in 1998, the Pledgor will deliver to the Trustee an opinion of counsel (which can be in-house counsel) to the effect that all actions have been taken that are necessary to preserve and continue in full effect the perfection of the liens and security interests created hereby through [ ] of the following year, and on which opinion the Trustee is entitled to rely. Such opinion may assume, unless such counsel has reason to believe otherwise, the continued possession of the Pledged Securities delivered to the Trustee by the Pledgor.

         (o) The chief executive office and principal place of business of the Pledgor is located at 110 Rue Jean
Lafitte, Lafayette, Louisiana 70508. The Pledgor shall not relocate its principal place of business or chief executive office to another county or state unless the Pledgor gives
30 days' prior written notice to the Trustee, which notice shall specify the county and state into which such relocation is to be made.

         (p) Upon any Subsidiary of the Pledgor becoming a Restricted Subsidiary, the Pledgor shall amend Schedule A attached hereto to include such Subsidiary and such Subsidiary shall thenceforth be treated hereunder for all purposes as a Pledged Subsidiary and all shares of capital stock or other equity securities of such Subsidiary issued to Pledgor shall be treated hereunder for all purposes as Pledged Securities.

    Section 3.     Administration of the Pledged Collateral.
The Trustee shall administer the Pledged Collateral in accordance with the provisions hereof and of the Indenture.

    Section 4. Release and Substitution of Pledged Collateral. The Pledged Collateral shall not be released from the security interest created hereunder and no property shall be substituted for any of the Pledged Collateral, except in accordance with the provisions of Article Eleven of the Indenture and in accordance with the provisions of
Section 18 hereof. The Trustee shall return the physical certificates and related stock powers evidencing Pledged Collateral in its possession when so permitted by the Indenture or this Pledge Agreement.

    Section 5.     Voting Rights, Dividends, Etc.

         (a)     Until an Event of Default (as defined
below) shall have occurred and be continuing:

              (i)     except as otherwise provided in this
Pledge Agreement, the Pledgor shall be entitled to exercise any and all voting or consensual rights and powers, including subscription rights, accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or any agreement giving rise to any of the Indenture obligations;

              (ii) except as otherwise provided in this Pledge Agreement, the Pledgor shall be entitled to retain and use any and all dividends, distributions or other payments which are permitted by the Indenture and paid in cash or property (other than securities which are subject to this Pledge Agreement) and the Trustee, upon receipt of any of the foregoing, shall promptly pay or distribute the same to the Pledgor; and

              (iii)     the Trustee shall execute and
deliver to the Pledgor or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may reasonably request for the purpose of enabling it to exercise the voting or consensual rights and powers which the Pledgor is entitled to exercise pursuant to the foregoing Section 5(a)(i) or to receive the dividends, distributions or other payments which the Pledgor is authorized to retain pursuant to the foregoing Section 5(a)(ii).

         (b)      Upon the occurrence and during the
continuance of an Event of Default, all rights of the Pledgor to exercise the voting or consensual rights and powers which the Pledgor would otherwise be entitled to exercise pursuant to Section 5(a)(i) and to receive the dividends, distributions and other payments which the Pledgor would otherwise be authorized to receive and retain pursuant to Section 5(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Trustee, which shall then have the sole and exclusive right and authority to exercise, in its sole discretion, all such voting and consensual rights and powers and to receive and retain as Pledged Collateral all such dividends, distributions and other payments.

         (c)     The Trustee shall have the sole and
exclusive right and authority to receive and retain as Pledged Collateral all dividends, distributions and other payments which are paid on the Pledged Collateral (other than dividends, distributions or other payments permitted by the Indenture and paid on the shares of common stock of the Company) in cash or property. Any and all money and other property paid over to or received by the Trustee pursuant to the provisions of Section 5(b) or this Section 5(c) shall be retained by the Trustee as additional Pledged Collateral hereunder and shall be administered and applied in accordance with the provisions of this Pledge Agreement and the Indenture. All dividends and interest payments which are received by the Pledgor contrary to the provisions of
Section 5(b) or this Section 5(c) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

    Section 6.     Default; Remedies.

         (a)     Defined.  For purposes of this Pledge
Agreement, the terms "Default" and "Event of Default" shall have the respective meanings provided in the Indenture.

         (b) Exercise of Remedies Under the Pledge Agreement. If an Event of Default shall have occurred and be continuing to the actual knowledge of the Trustee, the Trustee shall commence the taking of such actions (or refrain from taking actions) toward collection or enforcement of this Pledge Agreement and the Pledged Collateral (or any portion thereof), including without limitation action toward foreclosure upon any Pledged Collateral, as it deems appropriate in its sole discretion or as instructed by the Requisite Holders (as defined in Section 6(f) below) to the extent allowed by law. If any Event of Default that was the basis for the commencement of such action shall have been cured or waived, and, in the case where there has been an acceleration, rescission of such acceleration shall have occurred, in each case in accordance with the terms of the Indenture, any direction to the Trustee to take any action in connection with the aforementioned notice shall be deemed rescinded upon notification by that percentage of Holders necessary to effect such waiver with respect to such Event of Default as provided for in the Indenture. The Trustee shall have no obligation to take any collection or enforcement action except upon satisfaction of the conditions set forth in
Section 7.01 and Section 7.02 of the Indenture applied to this Security Agreement.

         (c) Remedies Generally. If an Event of Default shall have occurred and be continuing, the Trustee itself or by its agents or attorneys may exercise any or all of its rights and remedies hereunder or under the Indenture, or any other instrument or agreement securing, evidencing or relating to the Indenture obligations or under applicable laws (including all of the rights and remedies of a secured creditor under the Uniform Commercial Code then in effect in the State of New York; the "NYUCC"), retain possession of the Pledged Collateral or sell, assign, transfer, or dispose of, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at public or private sale or sales, at any exchanges, brokers board or at any of the Trustee's offices or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and, to the extent permitted by applicable law, for such price or prices and on such other terms as the Trustee may deem commercially reasonable. Upon consummation of any such sale, the Trustee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the full extent permitted by law) all rights of redemption, stay or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Trustee shall give the Pledgor ten (10) Business Days' written notice (which the Pledgor agrees shall be deemed to be reasonable notification within the meaning of Section 9-504(3) of the NYUCC) of the Trustee's intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Trustee may fix. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold as an entirety or in separate portions, as the Trustee may, in its sole discretion, determine. The Trustee shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit for future delivery, the Pledged Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by suit or suits at law or in equity to exercise its remedies regarding the Pledged Collateral and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. If under mandatory requirements of applicable law, the Trustee shall be required to make disposition of the Pledged Collateral within a period of time that does not permit the giving of notice to the Pledgor as hereinbefore provided, the Trustee need give the Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.

         (d)     Remedies; Obtaining the Pledged Collateral
Upon Default. The Pledgor agrees that if any Event of Default shall have occurred and be continuing, then and in every such case, and in addition to the rights and remedies available to a secured party under any applicable provision of the NYUCC, or any other applicable law, the Trustee may:

              (i) personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof from the Pledgor or any other person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon the Pledgor's premises where any of the Pledged Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Pledgor;

              (ii)     instruct the obligor or obligors on
any agreement, instrument or other obligation constituting
Pledged Collateral to make any payment or render any performance required by the terms of such agreement, instrument or obligation directly to the Trustee or its designee;

              (iii)     sell or otherwise liquidate, or
direct the Pledgor to sell or otherwise liquidate, any or all investments made in whole or in part with the Pledged
Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

              (iv)     take possession of the Pledged
Collateral or any part thereof by directing the Pledgor in writing to deliver the same to the Trustee at any place or places designated by the Trustee, in which event the Pledgor shall at its own expense:

                   (A)   forthwith cause the same
to be moved to the place or places so designated by the Trustee and there delivered to the Trustee;

                   (B)   store and keep any
Pledged Collateral so delivered to the Trustee at such place or places pending further action by the Trustee as provided in this Section 6(d); and

                   (C)   while any such Pledged
Collateral shall be so stored and kept, provide such guard and maintenance services as shall be necessary to protect the same and to preserve and maintain such Pledged Collateral in good condition;

it being understood that the Pledgor's obligation so to deliver the Pledged Collateral is of the essence of this Pledge Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Trustee shall be entitled to a decree requiring specific performance by the Pledgor of such obligation.

         (e) Preventing Impairment of the Pledged Collateral. Regardless of whether or not there shall have occurred any Default or Event of Default, the Trustee may institute and maintain or cause in the name of the Pledgor or of the Trustee, or any of them, to be instituted and maintained, such suits and proceeds as the Trustee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or perfection of the Pledged Collateral in contravention of the terms of the Indenture. The Pledgor agrees not to knowingly take or permit to be taken any action which would impair the Pledged Collateral or the Trustee's rights in the Pledged Collateral.

         (f)     Requisite Holders.  For purposes of this
Section 6, "Requisite Holders" means the Holder or Holders of 25% of the aggregate principal amount of the outstanding
Notes.

    Section 7. Trustee Appointed Attorney-in-Fact. The Pledgor hereby constitutes and appoints the Trustee its attorney-in-fact for the purpose of carrying out the provisions, but subject to the terms and conditions, of this Pledge Agreement and taking any action and executing any instrument, including, without limitation, any financing statement or continuation statement, and taking any other action to maintain the validity, perfection, priority and enforcement of the security interest intended to be created hereunder, that the Trustee may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, however, that nothing herein contained shall be construed as requiring or obligating the Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted shall give rise to any defense, counterclaim or right of action against the Trustee, unless the Trustee actions are taken or omitted to be taken with gross negligence or bad faith or constitute willful misconduct.

    Section 8. Purchase of Pledged Collateral by Trustee or Holders. At any sale of the Pledged Collateral, whether pursuant to power of sale or otherwise hereunder, the Trustee or any Holder may, subject to the exercise of the Apache Option and compliance with the Chinese Approval Requirement, to the extent permitted by applicable law, bid for and purchase, free from any right of redemption, stay or appraisal (all such rights being hereby waived and released by the Pledgor to the extent permitted by law), the Pledged Collateral or any part thereof or an interest therein and upon compliance with the terms of such sale may hold, retain, exploit, resell or otherwise dispose of such property without further accountability to the Pledgor for the proceeds of such sale (except in the event that there is a surplus of such proceeds in excess of the Indenture obligations, in which case, the Trustee shall account to the Pledgor for such surplus). The Pledgor will execute and deliver or cause to be executed and delivered, such instruments, endorsements, assignments, waivers, certificates and other documents and take such further action as the Trustee shall request in connection with any such sale.

    Section 9. Disposition of Proceeds. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other monies held by the Trustee under the provisions of this Pledge Agreement, shall be applied by the Trustee in accordance with the provisions of the Indenture.

    Section 10. Waiver of Claims. Except as otherwise provided in this Pledge Agreement, THE PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE'S TAKING POSSESSION OR THE TRUSTEE'S DISPOSITION OF ANY OF THE PLEDGED COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and, to the full extent permitted by applicable law, the Pledgor hereby further waives:

         (a) all damages occasioned by such taking of possession or disposition except any damages which are the direct result of the Trustee's negligence, bad faith or willful misconduct;

         (b)     all other requirements as to the time,
place and terms of sale or other requirements, with respect to the enforcement of the Trustee's rights and powers hereunder; and

         (c) except as provided in Section 6(c) hereof, all rights of redemption, appraisement, valuation, stay, marshalling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Pledge Agreement or the sale or other disposition of the Pledged Collateral or any portion thereof, and the Pledgor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights.

Any sale of, or the exercise of any options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, through and under the Pledgor.

    Section 11. Remedies Cumulative; No Waiver. Each right, power and remedy of the Trustee provided for herein or in the Indenture or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of the Trustee or any Holder provided for herein or in the Indenture or in another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder or now or hereafter existing at law or in equity, by statute or otherwise. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Indenture or under another agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of any Holder or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No notice to or demand on the Pledgor hereunder shall, of itself, entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstances.

    Section 12. Additional Pledged Collateral. Without notice or consent of the Pledgor and without impairment of the security interests and rights created by this Pledge Agreement, the Trustee may accept from any Person or Persons additional collateral or other security for the obligations of the Subsidiary Guarantors or other Indenture Obligations. Neither the creation of the security interests created hereunder nor the acceptance of any such additional collateral or security shall prevent the Trustee from resorting to such additional collateral or security or to the Pledged Collateral, in any order, without affecting the Trustee's rights hereunder.

    Section 13. Further Assurances. The Pledgor agrees that it shall, at its own expense, promptly file or record such notices, financing statements, continuation statements or other documents and take all further action as may be necessary to perfect, maintain and protect the perfection of the security interests of the Trustee hereunder or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral, and as the Trustee may reasonably request, such instruments to be in form and substance satisfactory to the Trustee, and that it shall, at its own expense, do such further acts and things and execute and deliver to the Trustee such additional conveyances, assignments, endorsements, agreements and instruments as the Trustee may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto the Trustee its rights, powers and remedies hereunder.

    Section 14.     Indemnification and Expenses.

         (a) The Pledgor agrees to indemnify the Trustee from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except valid claims (as determined by a nonappealable order of any court of competent jurisdiction) arising out of a breach by the Trustee of this Agreement or claims, losses or liabilities resulting from the Trustee's negligence, bad faith, recklessness or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. The indemnification of the Trustee set forth in the immediately preceding sentence is cumulative and not exclusive of any indemnity of the Trustee set forth in the Indenture or provided for under the TIA.

         (b)     The Pledgor will pay upon demand to the
Trustee the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and charges of its counsel and of any experts and agents, that the Trustee may incur in connection with the negotiation, execution and enforcement of this Pledge Agreement, the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral, the exercise or enforcement of any of the rights of the Trustee or the Holders hereunder or the failure by the Pledgor to perform or observe any of the provisions hereof, and all amounts so incurred by the Trustee shall be entitled to the benefits of Section 7.7 of the Indenture.

    Section 15.     Registration Rights, etc.

         (a)     If the Trustee determines that the
registration of any of the securities included in the Pledged Collateral under, or other compliance with, the Securities Act or any similar Federal or state law is desirable, upon or at any time after an Event of Default and acceleration of the Notes in accordance with Section 6.2 of the Indenture, and the failure of Apache to exercise the Apache Option, the Pledgor will use its best efforts to cause such registration or compliance to be effectively made, at no expense to the Trustee or to the Holders, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Trustee. The Pledgor will reimburse the Trustee upon demand for any expenses incurred by the Trustee (including reasonable attorneys' fees) incurred in connection therewith, which obligation to pay such expenses shall be secured hereunder.

         (b) If the Pledgor is unable to effect a public sale of any or all of the Pledged Collateral or if the Trustee determines that it is desirable to sell the Pledged Collateral in one or more private sales, subject to the provisions of the Apache Option, the Trustee may limit such sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to distribution or resale. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Subject to the provisions of the Apache Option and compliance with the Chinese Approval Requirement, the Trustee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

         (c) The Pledgor further agrees to do or use all reasonable efforts to cause to be done, to the extent the Pledgor may legally do so, all such other acts and things as may be necessary to make such sale or sales of all or any part of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, rules and regulations and orders and decrees of any and all courts having jurisdiction over such sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Pledge Agreement will cause irreparable injury to the Trustee, as secured party, for which the Trustee would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 15 shall be specifically enforceable against the Pledgor and, to the full extent permitted by applicable law, the Pledgor waives and agrees not to assert as a defense against an action for specific performance of such covenant that Pledgor's failure to perform such covenants will not cause irreparable injury to the Trustee or the Holders or the Trustee on behalf of the Holders has an adequate remedy at law in respect of such breach.

    Section 16. Pledgor's Indenture Obligations Absolute. The liability of the Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged,
terminated or otherwise affected by:   any change in the
time, place or manner of payment of all or any of the Indenture obligations, or in any other term of the Indenture, the Notes or any Subsidiary Guarantee, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Indenture, the Notes or any Subsidiary Guarantee, or any assignment or transfer thereof; any lack of validity or enforceability, in whole or in part, of the Indenture, the Notes or any Subsidiary Guarantee; any furnishing of any additional security for the Indenture obligations or any acceptance thereof or any release or non-perfection of any security interest in property; any limitation on any party's liability or obligations under the Indenture, the Notes or any Subsidiary Guarantee; any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Person other than the Pledgor, or any action taken with respect to this Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; or any exchange, release or amendment or waiver of or consent to departure from any other agreement pursuant to which a Lien is created in favor of the Trustee for the benefit of the Holder, pursuant to which a person other than the Pledgor has granted a security interest.

    Section 17. Waiver. To the extent permitted by applicable law, the Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Subsidiary Guarantees or any of the Indenture obligations and this Pledge Agreement and any requirement that the Trustee protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against the Pledgor or any other person or entity; provided, however, that the Trustee shall in any event take such care in the handling of any Pledged Securities in its possession as it takes with respect to its own property of a similar nature in its possession.

    Section 18. Termination. Upon indefeasible payment and performance in full and satisfaction of all of the Indenture Obligations and all other amounts payable under this Pledge Agreement, this Pledge Agreement shall terminate and the Trustee shall assign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof and the Indenture. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, and shall be at the expense of the Pledgor. At such time, this Pledge Agreement shall no longer constitute a Lien upon or a grant of any security interest in any of the Pledged Collateral, and the Trustee shall, at the Pledgor's expense deliver to the Pledgor written acknowledgment thereof and of cancellation of this Pledge Agreement in a form reasonably requested by the Pledgor; provided, however, that this Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Pledgor all as though such payment had not been made; and provided, further, however, this Pledge Agreement shall no longer constitute a Lien upon or a grant of any security interest in any of the Pledged Collateral that has been released in accordance with the provisions of Article Eleven of the Indenture.

    Section 19.     Notices.  Any notices or other
communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as provided in Section 10.02 of the Indenture.

Any party hereto may by notice to the other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing, if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Pledgor may give notice to the Holders at the addresses set forth for them in the register kept by the Registrar under the Indenture or may request that the Trustee notify the Holders at such addresses.

    Section 20.     Binding Agreement; Assignment.  This
Pledge Agreement shall be binding upon and inure to the benefit of the Trustee, the Pledgor and their respective successors and permitted assigns. Neither this Pledge
Agreement nor any interest herein or in the Pledged
Collateral, or any part thereof, may be assigned by the Pledgor without the prior written consent of the Trustee
(which consent shall not be unreasonably withheld), except as expressly permitted herein or in the Indenture. This
Pledge Agreement shall be deemed to be automatically assigned by the Trustee to any person who succeeds to the Trustee in accordance with Section 7.08 or Section 7.09 of the Indenture, and its assignee shall have all rights and powers of, and act as, the Trustee hereunder.

    Section 21.     Governing Law.  This Pledge Agreement
shall be construed in accordance with, and this Pledge
Agreement and the transactions described herein shall be governed by, the laws of the State of New york as to all issues, including (without limitation) issues of validity, interpretation, effect, performance and remedies.

    Section 22.     Amendments.  This Pledge Agreement may
not be amended or modified, except in accordance with Article Nine of the Indenture.

    Section 23. Severability. In the event that any provisions contained in this Pledge Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in now way impair the effectiveness of any other provision hereof, or of such provision under the laws of any other jurisdiction; provided, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Pledge Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

    Section 24.     Headings.  Section headings used herein
are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

    Section 25. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument. A complete set of counterparts shall be lodged with the Trustee.

    Section 26. Cooperation of Pledged Subsidiaries and Subsidiary Guarantors. The Pledgor shall cause the Pledged Subsidiaries to take all actions necessary to facilitate the Pledgor's compliance with the terms hereof. If any entity issues shares of Capital Stock or other equity securities to a Pledged Subsidiary and, at the time of such issuance, the entity is, or a result of such issuance becomes, a Subsidiary Guarantor under the Indenture, the Pledgor shall cause such Pledged Subsidiary to enter into a supplement hereto, substantially in the form of this Pledge Agreement, pursuant to which such Pledged Subsidiary shall pledge, assign, transfer, set over and deliver unto the Trustee, and grant unto the Trustee for the ratable benefit of the Holders and their respective successors and assigns, a continuing security interest in all of the right, title and interest of the Pledged Subsidiary in, to and under any and all of such Capital Stock or other equity securities as collateral security for the indefeasible payment and performance in full of the Indenture obligations of the Pledgor and the Subsidiary Guarantors. Such Capital Stock or equity security shall thereafter be included as "Pledged Securities" hereunder, such Pledged Subsidiary shall thereafter be included as a "Pledgor" hereunder, and such entity shall thereafter be included as one of the "Pledged Subsidiaries" hereunder.

    Section 27. Confidentiality. The parties agree that they and their employees have maintained and will maintain, in confidence, all data, summaries, reports or information of all kinds, whether oral or written, provided pursuant to this Pledge Agreement or acquired or developed in any manner from the other party's personnel or files (the "Confidential Information"), and that they have not and will not reveal the same to any persons not employed by the other party
except:       at the written direction of such party;   to
the extent necessary to comply with applicable law, reporting requirements imposed by the Securities and Exchange Commission, or the valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section; in order to enforce any of its rights pursuant to, or in any other dispute with respect to, this Agreement; if, at the time of disclosure to the recipient, the Confidential Information is in the public domain; if, after disclosure to the recipient, the Confidential Information becomes part of the public domain by written publication through no fault of the recipient; or to any one or more Holders and their representatives and agents.

IN WITNESS WHEREOF, the Pledgor and the Trustee have caused this Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                      XCL LTD.


                                      By:____________________
                                      Name:
                                      Title:


                                      FLEET NATIONAL BANK,
                                      as Trustee


                                      By:_____________________
                                      Name:
                                      Title: